THE 787 FUND, INC. (the 'FUND')
EXHIBIT TO ITEM 77Q1

The Fund's Investment Advisory Agreement is incorporated by reference to the Fund's Post-Effective Amendment No. 3
(the "Amendment"). This Amendment was filed with the SEC via EDGAR on March 6, 2008 (Accession No. 0001193125-08-049050).